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EXH-10
EXHIBIT 10.5


Amendment to Employment Agreement (the "Amendment"), effective as of April , 2001 (the "Effective Date"), between eB2B Commerce, Inc., a New Jersey corporation with principal offices at 757 Third Avenue, New York, NY 10017 (the "Company") and Steve Rabin, residing at RRI, Box 299 Edgartown, MA 02539 ( "Employee"). The Company and Employee may be referred to herein collectively as the "Parties" or individually as a "Party."

     WHEREAS, the Company and Employee are parties to an Employment Agreement (the "Agreement"), dated effective as of October 31, 2000; and

     WHEREAS, the Company and Employee now desire to amend certain of the terms set forth in the Agreement, and to memorialize such amended terms in this Amendment.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, the Parties do hereby agree as follows:

1 Amendment to Section 3.2.2. Section 3.2.2 of the Agreement is hereby amended by deleting the third sentence of the provision and replacing it with the following: "Notwithstanding the foregoing, for each calendar year of this Agreement, the Company will pay Employee a bonus of no less than forty five thousand ($45,000) dollars (the "Minimum Bonus")."

2 Amendment to Section 4.1. Section 4.1 is hereby amended by deleting the last sentence and replacing it with the following sentence: "Employee shall be entitled to the vacation ("paid time off" as defined in the Company's Employee Handbook) during each year of this Agreement in accordance with the standard policies and procedures for similarly situated employees of the Company."

3 Amendment to Section 6.2. Section 6.2 of the Agreement is hereby deleted in its entirety, and the following is inserted in its place and stead:

          Resignation of Employee for Good Reason. The Parties agree that Employee has the right to voluntarily terminate his employment with the Company for "Good Reason" upon providing twenty (20) days prior written notice to the Company. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events or conditions:

          a change in Employee's status, titles, positions or responsibilities which represents an adverse change from his status, titles, positions or responsibilities as in effect immediately prior thereto and which causes Employee embarrassment or creates the appearance of being demeaned by the Company; the assignment to Employee of any duties or responsibilities which are inconsistent with his status, titles or positions and which causes Employee embarrassment or creates the appearance of being demeaned by the Company; or any removal of Employee from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for




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          "Disability" (as defined below), for "Cause" (as defined below), as a result of his death, or by Employee other than for Good Reason; or

          a reduction in the Base Salary (which is not associated with an overall plan for decreasing salaries and/or operating expenses of the Company).

4 Amendment to Section 6.2. Section 6.2 is hereby deleted in its entirety, and the following is inserted in its place and stead:

          Termination by the Company for Convenience. The Parties agree that the Company has the right to terminate Employee's' employment for convenience during the term of this Agreement upon notice to Employee. The date of termination will be the date specified in a notice from the Company. Employee will cease to have any power of his office as of such date.

5 Amendment to Section 6.8. Section 6.8 is hereby deleted in its entirety, and the following in inserted in its place and stead:

          Termination Payments. If Employee's employment with the Company is terminated pursuant to Sections 6.2, 6.3 or 6.5 of this Agreement, the Company will pay Employee, in six (6) monthly installments, an amount equal to fifty (50%) percent of his then current Base Salary.

6 Amendment to Section 17.1. Section 17.1 of the Agreement is hereby deleted, and the following in inserted in its place and stead:

          Notices. Any and all notices, demands, requests or other communication required or permitted by this Agreement or by law to be served on, given to, or delivered to any Party hereto by any other Party to this Agreement shall be provided in writing or orally. If notice is provided in writing, it shall be deemed duly served, given, or delivered when personally delivered to the Party to be notified, or in lieu of such personal delivery, when deposited in the United States mail, registered or certified mail, return receipt requested, or when confirmed as received if delivered by overnight courier, addressed to the to the Party to be notified, at the address of the Company at its principal office, as first set forth above, or to Employee at the address as first set forth above. If notice is provided orally, it shall be deemed duly served, given, or delivered when personally stated to the Party to be notified, and shall be confirmed in writing within 30 days of such notice. Such written confirmation shall be delivered in a manner consistent with the provisions of the second sentence of this provision. The Company or Employee may change the address in the manner required by law for purposes of this paragraph by giving written notice of the change, in the manner required by the second sentence of this provision, to the respective Parties.

7 Amendment to Section 17.4. Section 17.4 is hereby deleted in its entirety, and the following is inserted in its place and stead:

          Attorney's Fees. In the event of any litigation or arbitration that occurs between the Parties, each Party shall be responsible for their own attorney's fees and costs associated with such litigation or arbitration.

8 Agreement to Enter into Restated Agreement. The Parties agree to enter into a restated employment agreement containing the provisions of the




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          Agreement as modified by this Amendment within 30 days of the date of this Amendment.

9 No Further Revisions; Agreement Remains in Full Force and Effect. Except for the revisions to the Agreement set forth above, the Agreement remains unchanged, and in full force and effect.



IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year set forth below.



eB2B COMMERCE, INC.



By: /s/ Peter Fiorillo                         By: /s/ Steve Rabin
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        Peter Fiorillo                                 Steve Rabin



Date:  May 2, 2001                               Date: May 2, 2001
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